AMENDED AND RESTATED BY-LAWS
                          OF
               LAFAYETTE BANCORPORATION


                       ARTICLE I

     Section 1.  Name.  The name of the corporation is
Lafayette Bancorporation ("Corporation").

     Section 2.  Principal Office of the Resident Agent.
The post-office address of the principal office of the Corporation is P.O. Box 1130, Lafayette, Indiana, and the name and post-office address of its Resident Agent in charge of such office is Joseph A. Bonner, P.O. Box 1130,
Lafayette, Indiana.

     Section 3. Seal. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words
"Lafayette Bancorporation" and about the lower periphery thereof the word "Indiana". In the center of the seal shall appear the word "Seal".


                      ARTICLE II

     The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.


                      ARTICLE III

                     Capital Stock

     Section 1.  Number of Shares and Classes of Capital
Stock. The total number of shares of capital stock which the Corporation shall have authority to issue shall be as stated in the Articles of Incorporation.

     Section 2.  Consideration for No Par Value Shares.
The shares of stock of the Corporation without par value shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

     Section 3.  Consideration for Treasury Shares.
Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.

     Section 4.  Payment for Shares.  The consideration
for the issuance of shares of capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of the capital stock of the Corporation, except as permitted by the Indiana Business Corporation Law.

     Section 5.  Certificate for Shares.  Each holder of
capital stock of the Corporation shall be entitled to a stock certificate, signed by the President or a Vice
President and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented by such certificate, the par value of each share of stock or that such shares of stock are without par value, and that such shares are fully paid and nonassessable. If such shares are not fully paid, the certificates shall be legibly stamped to indicate the percent which has been paid, and as further payments are made, the certificate shall be stamped accordingly.

     If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

     Section 6.  Facsimile Signatures.  If a certificate
is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

     Section 7.  Transfer of Shares.  The shares of
capital stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer.

     Section 8.  Cancellation.  Every certificate
surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in
Section 10 of this Article III.

     Section 9. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar.
Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

     Section 10.  Lost, Stolen or Destroyed Certificates.
The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

     Section 11.  Registered Shareholders.  The
Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

     Section 12.  Options to Officers and Employees.  The
issuance, including the consideration, of rights or options to directors, officers or employees of the Corporation, and not to the shareholders generally, to purchase from the Corporation shares of its capital stock shall be approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or shall be authorized by and consistent with a plan approved by such a vote of the shareholders. The price to be received for any shares having a par value, other than treasury shares to be issued upon the exercise of such rights or options, shall not be less than the par value thereof.

     Section 13.  Closing of Transfer Books.  The stock
transfer books shall be closed for the meetings of the shareholders and for payment of dividends, during such periods as from time to time may be fixed by the Board of Directors, and during such periods, no stock shall be transferable.

     Section 14.  Pre-Emptive Rights of Shareholders.
Whenever an increase of the outstanding capital stock of the Corporation shall have been authorized in the manner prescribed by law, the Board of Directors may determine to grant existing shareholders pre-emptive rights and determine a date prior to which a shareholder shall be permitted to subscribe for such proportion of the increased capital stock as the number of shares already owned by him bears to the whole number of shares prior to the increase. If such pre-emptive right is thus granted by resolution, it shall be the duty of the Board of Directors to deliver or mail written or printed notice thereof to each shareholder of record. Such notice shall be mailed or delivered at least thirty (30) days prior to the date of the expiration of such pre-emptive right.
Such date shall be clearly designated in such notice, and thereafter, no shareholder shall be permitted to assert any pre-emptive right to subscribe for shares of the increased capital stock.


                      ARTICLE IV

               Meetings of Shareholders

     Section 1.  Place of Meeting.  Meetings of
shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

     Section 2.  Annual Meeting.  The annual meeting of
shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 133-35 North Fourth
Street, Lafayette, Indiana at 2:30 P.M., on the second
Monday of April each year, but if no such election is held on that day, it may be held at any regular adjournment of the meeting or at a subsequent special meeting called in accordance with the provisions of the laws of Indiana and by these By-Laws. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation, and shall not affect otherwise valid corporate acts. The
Chairman of the Board, or in his absence, the President, shall act as Chairman of the meeting. The Secretary shall serve as Secretary thereof. The President of the Corporation shall make a report to the shareholders regarding the condition of the Corporation and its subsidiaries and shall review the business of the preceding year.

     Section 3. Special Meetings. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called only by the President of the Corporation or by the Board of Directors, pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation, to vote on the business proposed to be transacted there at.

     Section 4.  Notice of Meetings.  A written or
printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of The Indiana Business
Corporation Law, or of the Articles of Incorporation, as now or hereafter amended, or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation, as now or hereafter amended, and by The Indiana Business
Corporation Law, as amended to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof.
Attendance at any meeting in person, or by proxy, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders' meeting, or who personally attends a shareholders' meeting, or is represented there at by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

     Section 5.  Addresses of Shareholders.  The address
of any shareholder appearing upon the records of the Corporation shall be deemed to be the latest address of such shareholder appearing on the records maintained by the Transfer Agent for the class of stock held by such shareholder.

     Section 6.  Voting.  In deciding on questions at
meetings of shareholders, except as otherwise provided by law, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders at the meeting, except in cases where by law a larger vote is required.

     For the purposes of determining shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors shall determine and fix in advance a date of any such determination of shareholders, such date in any case to be not more than fifty (50) days prior to the date of such meeting. In the absence of such a determination, such date shall be ten (10) days prior to the date of such meeting.

     Any shares standing in the name of a corporation, other than the Corporation, may be voted by such officer, agent or proxy as the Board of Directors of such corporation may appoint or as the by-laws of such corporation may prescribe.

     Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciary may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provision shall apply: (a) where shares are held jointly by three (3) or more fiduciaries, such shares shall be voted in accordance with the will of the majority; (b) where the fiduciaries, or a majority of them, cannot agree, or where they are accordingly divided upon the questions of voting such shares, any court having general equity jurisdiction may, on petition filed by any fiduciary or by any party in interest, direct the voting of such shares as it may deem to be in the best interest of the beneficiaries and such shares shall be voted in accordance with such direction.

     Unless otherwise provided in the agreement of pledge, shares that are pledged may be voted by the shareholder pledging such shares until the shares have been transferred to the pledgee on the books of the Corporation and thereafter the shares may be voted by the pledgee.

     Shares issued and held in the names of two (2) or more persons shall be voted in accordance with the will of the majority and if a majority of them cannot agree, and if they are equally divided as to the voting of such shares, the shares shall be so divided among such persons for voting purposes equally.

     Section 7.  Record of Vote.  In the case of any
meeting of the shareholders, a record showing the names of the shareholders present and the number of shares of stock held by each, the names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies shall be made. This record shall show the number of shares voted on each action taken.
This record shall be included in the minute book of the Corporation.

     Section 8.  Voting List.  The Transfer Agent of the
Corporation shall make, at least five days before each election of directors, a complete list of the shareholders entitled by the Articles of Incorporation, as now or hereafter amended, to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder.
Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

     Section 9.  Proxies.  Shareholders, including
fiduciaries, may vote at any meeting of the shareholders either in person or by proxies duly authorized in writing. Proxies shall be valid only for a period of six
(6) months form date of execution and shall be void thereafter. Proxies shall be valid and shall be filed with the records of the meeting. Proxies which have been executed may be revoked by attendance of the shareholder at the meeting in person, or by execution of a subsequent proxy.

     Section 10.  Action by Consent.  Any action required
to be taken at a meeting of shareholders, or any action which may be taken without a meeting but with the same effect as a unanimous vote at a meeting, if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect thereto, and such consent is filed with the minutes of shareholders' proceedings.

     Section 11.  Notice of Board Nominees.  Only persons
who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors at the meeting who complies with the notice procedures set forth in this
Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (b) as to the shareholder giving the notice
(i) the name and record address of such shareholder, and
(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-
Laws, and if the Chairperson should so determine, the Chairperson shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 12.  Notice of Shareholder Business.  At an
annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.
For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the adoption of these By-Laws if the annual meeting is held on the date established herein), notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.
Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The Chairperson of an annual meeting, shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12, and if the Chairperson should so determine, the Chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.


                       ARTICLE V

                  Board of Directors

     Section 1. Election, Number, Qualification and Term of Office. The Board of Directors shall consist of not less than five (5) members and not more than nine (9) members, who shall be elected annually by a plurality of the votes cast by the shares entitled to vote in the election at the annual meeting of the shareholders at which a quorum is present, or, if not so elected, at a special meeting called for that purpose.

     The terms of the Directors shall be staggered by dividing the total number of Directors into three (3) classes with each class containing one-third (1/3) of the total, as near as may be. The terms of the directors in the first class expire at the first annual shareholders' meeting after their election, the terms of the second class expire at the second annual shareholders' meeting after their election, and the terms of the third class expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three (3) years to succeed those whose terms expire.

     Despite the expiration of a Director's term, the Director continues to serve until a successor is elected and qualified or until there is a decrease in the number of Directors, except in the case of earlier resignation, removal or death. A decrease in the number of Directors does not, however, shorten an incumbent Director's term.

     Each Director shall, during the entire term of office, be a citizen of the United States, and at least three-fourths (3/4) of the Directors shall reside in the State of Indiana or within a distance of not to exceed fifty (50) miles of the principal office of the Corporation. Each Director shall own, in his or her own right, at least one (1) unpledged share of the capital stock of the Corporation. Any Director who ceases to be the owner of the required number of shares of the Corporation or who pledges the same to secure any debt, or becomes in any other manner disqualified, shall thereupon cease to be a Director.

     Any Director elected to the Board of Directors who has not served as a Director of the Corporation or its wholly-owned subsidiary, Lafayette Bank and Trust
Company, prior to November 19, 1984, shall retire from the Board of Directors of the Corporation on or before attaining the age of seventy (70) years. Upon such retirement, said Director shall automatically become a Director Emeritus if such Director has served for a minimum of ten (10) consecutive years as a Director of the Corporation or of its subsidiary, Lafayette Bank and Trust Company. Directors Emeritus shall have no vote at Board meeting, and shall be paid one-half (1/2) of the fees for serving as a Director as currently in force.

     Any Director who has served as a Director of the Corporation prior to November 19, 1984 may request retirement from the Board of Directors of the Corporation and in such event shall become a Director Emeritus.
Directors Emeritus shall have no vote at Board meetings, and shall be paid one-half (1/2) of the fees for serving as a Director as currently in force.

     Any vacancy on the Board of Directors caused by an increase in the number of Directors shall be filled by a majority vote of the members of the Board of Directors, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose.

     Section 2. Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity shall be filled by a majority vote of the remaining members of the Board of Directors, until the next annual meeting of the shareholders. If the vote of the remaining members of the Board shall result in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by vote of the shareholders at a special meeting called for that purpose.

     Section 3.  Annual Meeting of Directors.  The Board
of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held either within or without the State of Indiana, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

     Section 4.  Regular Meetings.  Regular meetings of
the Board of Directors shall be held at such times and places, either within or without the State of Indiana, as may be fixed by the Directors. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the Directors. A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other and participation by these means constitutes presence in person at the meeting.

     Section 5.  Special Meetings.  Special meetings of
the Board of Directors may be called by the Chairman of the Board, the President, or by not less than a majority of the members of the Board of Directors. Notice of the time and place, either within or without the State of Indiana, of a special meeting shall be served upon or telephoned to each Director, excepting the organization meeting following the election of directors, or mailed, telegraphed or cabled to each Director at his usual place of business or residence, prior to the time of the meeting. Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting. Attendance by a director in person at any such special meeting shall constitute a wavier of notice.

     Section 6. Quorum. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by The Indiana
Business Corporation Law, as amended, by the Articles of Incorporation, or by these By-Laws. A Director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) his dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (a) or clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

     Section 7.  Presence at Director's Meetings by
Telephone. Any or all members of the Board of Directors or of a committee designated by the board may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting.

     Section 8. Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     Section 9.  Removal of Directors.  Any or all
members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by a vote of the holders of not less than a majority of the outstanding shares of capital stock then entitled to vote at the election of directors.

     Section 10.  Dividends.  The Board of Directors
shall have power, subject to any restrictions contained in the Indiana Business Corporation Law, as amended or in the Articles of Incorporation and out of funds legally available therefor, to declare and pay dividends upon the outstanding capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 11.  Distributions Out of Capital Surplus.
The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assent or vote of the shareholders, provided that with respect to such distribution the requirements of the Indiana Business
Corporation Law, as amended other than shareholder approval are satisfied.

     Section 12.  Fixing of Record Date to Determine
Shareholders Entitled to Received Corporate Benefits.
The Board of Directors may fix a day and hour not exceeding 50 days preceding the date fixed for payment of any dividend or for the delivery of evidence of rights, or for the distribution of other corporate benefits, or for a determination of shareholders for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, rights or distribution, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

     Section 13.  Interest of Directors in Contracts.
Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

     Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     Section 14.  Committees.  The Board of Directors
may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or these By-Laws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or prove any contract to issue and sell, securities or shares of the Corporation or designate the terms of a series of a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State.
However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the By-Laws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and holding of meetings of any such committee and its method of procedure shall be determined by the Board of Directors. A member of the Board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonably believes is in the best interest of the Corporation.

     Section 15.  Directors' Reports.  In addition to
such other duties as may be imposed upon the Board of Directors by law, the Board of Directors shall keep a record of attendance of Directors at meetings of the Board and shall make a report, showing the names of the Directors, the number of meetings of the Board, regular and special, the number of meetings attended and the number of meetings from which each Director was absent, which report shall be read at and incorporated in the minutes of the annual meeting of the shareholders. The
Board of Directors, at such time as they are meeting as a Board of Directors, shall also require the Secretary or some other duly designated agent to make official communications from the Federal Reserve Board or Federal
Reserve Bank of Chicago a matter of record in the minutes of the meeting of such Board of Directors.

     Section 16.  Confidentiality.  The deliberative
proceedings of the Board, and its Committees, and all information communicated at the meetings of either, shall be strictly confidential, and shall not be disclosed except to such members thereof respectively as may be absent or as may be required by law.

                      ARTICLE VI

                       Officers

     Section 1.  Principal Officers.  The principal
officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws. Any two or more offices may be held by the same person. No person shall be eligible for the office of Chairman of the Board or President who is not a director of the Corporation.

     Section 2.  Election and Term of Office.  The
Chairman, President and Secretary of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided. The Vice-President and other officers appointed by the Board shall hold their respective offices during the pleasure of the Board of Directors.

     Section 3.  Removal.  Any principal officer may be
removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by a majority of the actual number of Directors elected and qualified from time to time.

     Section 4.  Subordinate Officers.  In addition to
the principal officers enumerated in Section 1 of this
Article VI, the Corporation may have one or more
Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority, and perform such duties as the President, or the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board or to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.  Vacancies.  Any vacancy in any office
for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

     Section 7.  Chairman of the Board.  The Chairman of
the Board, who shall be chosen from among the Directors, shall preside at all meetings of shareholders and at all meetings of the Board of Directors. He shall consult with the President of the Corporation from time to time regarding compliance with the directives of the Board of Directors, and shall report progress thereon to the Board. He shall perform such other duties and have such other powers as, from time to time, may be assigned to him by the Board of Directors.

     Section 8.  President.  The President, who shall be
chosen from among the Directors, shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall be an ex officio member of all standing committees. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of shareholders and at all meeting of the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. In general, he shall perform all duties and have all the powers incident to the office of President, as herein defined, and all such other duties and powers as, from time to time, may be assigned to him by the Board of Directors.

     Section 9. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and Executive Vice President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time assign.

     Section 10.  Treasurer.  The Treasurer shall have
charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall upon request exhibit at all reasonable times his books of accounts and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of the shareholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

     Section 11.  Secretary.  The Secretary shall keep or
cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Indiana Business
Corporation Law, as amended; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-
Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the President or the Board of Directors.

     Section 12.  Contracts.  All contracts, checks,
drafts and other instruments shall be signed by the President, or a Vice President, the Secretary, or other such officers as may be designated by the Board of Directors.

     Section 13.  Salaries.  The salaries of the
principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any subordinate officers may be fixed by the President.

     Section 14.  Voting Corporation's Securities.
Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President and Secretary, and each of them, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act, and to vote all stock or other securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person or by proxy, as a stockholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other corporation or association.
The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


                      ARTICLE VII

                      Amendments

     The power to make, alter, amend, or repeal these By-
Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.


                     ARTICLE VIII

             Redemption of Control Shares

     Section 1.  Definitions.  For the purposes of this
Article VIII, the following terms shall be defined as they are defined at Indiana Code Section 23-1-42-1 et seq.:

          (a)  "Control shares";

          (b)  "Control shares acquisition";

          (c)  "Acquiring person statement".

     Section 2. Redemption. The Board of Directors may, at any time during the period ending sixty (60) days after the last acquisition of control shares by the acquiring person, redeem control shares acquired in a control share acquisition at the fair value thereof as determined by the Board of Directors if no acquiring person statement has been filed with the Corporation. In determining the fair value of the control shares to be redeemed, the Board of Directors may disregard any increase in the market price of the control shares to be redeemed that occurred as a result of the anticipation of, the announcement of, or the commencement of any proposed control share acquisition. Any redemption of control shares under this section shall be accomplished pursuant to procedures adopted by the Board of Directors.
Control shares acquired in control share acquisitions are not subject to redemption after an acquiring person statement has been filed by the acquiring person unless the subject shares are not accorded full voting rights by the Corporation's shareholders as provided in Indiana
Code 23-1-42-9.

     Accepted this 1st day of May, 1996.



                         By:  /s/  Joseph A. Bonner
                              Joseph A. Bonner,
                              Chairman, President, and
                              Chief Executive Officer